CONTACTS:
- ---------


American Home Products                          American Cyanamid
Investor:                                       Charlotte D. Cuff
John R. Considine                               (201) 831-2172
(201) 660-6429                                  Edwina G. Sanders
Media:                                          (201) 831-2206
Louis V. Cafiero
(201) 660-5013



           AMERICAN HOME PRODUCTS AND AMERICAN CYANAMID
           --------------------------------------------
     RECEIVE SECOND REQUEST FROM THE FEDERAL TRADE COMMISSION
     --------------------------------------------------------

     MADISON AND WAYNE, NJ, AUGUST 25, 1994 -- American Home

Products Corporation (NYSE: AHP) and American Cyanamid Company

(NYSE: ACY) today announced that the Federal Trade Commission has requested additional information in connection with American

Home Products' Hart-Scott-Rodino filing relating to the previously announced tender offer for shares of American Cyanamid common stock.  The companies intend to respond to the FTC request

promptly.




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